UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2004

COPPER MOUNTAIN NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-25865	33-0702004
(Commission File No.)	(IRS Employer Identification No.)

1850 EMBARCADERO ROAD

PALO ALTO, CALIFORNIA 94303

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 687-3300

Item 5. Other Events and Regulation FD Disclosure.

On May 4, 2004, Copper Mountain Networks, Inc. (the “Company”) announced that it has entered into definitive purchase agreements to sell approximately 1,250,000 shares of common stock at $9.00 per share, together with related warrants to purchase common stock at an exercise price of $10.00 per share, in a private placement to new and current stockholders.

The press release issued by the Company on May 4, 2004 relating to the private placement is filed herewith as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

99.1	Press release issued May 4, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPPER MOUNTAIN NETWORKS, INC.

Date: May 4, 2004	By:	/s/ MICHAEL O. STAIGER
Michael O. Staiger
Executive Vice President, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

99.1	Press Release issued May 4, 2004.